Exhibit 99.1

Nimble Storage Announces Third Quarter 2017 Results

•	Revenue increased 26% year-over-year to $102 million in fiscal Q3FY17

•	Strong All Flash array momentum; over 24% of total Product Bookings, up from 17% in prior quarter

•	Customer base up 38% in Q3FY17 year-over-year; over 9,450 customers worldwide; year-over-year bookings from Large Enterprises (Global 5000) grew 53% and bookings from Cloud Service Providers grew 65%

•	Large deals drive growth: >$100K deals represent 50% of bookings and >$250K deals represent 24% of bookings

San Jose, Calif. – November 22, 2016 – Nimble Storage (NYSE: NMBL), the leader in predictive flash storage, today reported financial results for the fiscal third quarter 2017. The company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“We executed well in Q3FY17, with strong momentum driven by All Flash arrays and growth in strategic customer segments. Our annualized AFA bookings run-rate is approximately $100M in just our second full quarter of shipping AFAs. Bookings from Large Enterprises grew 53% and Cloud Service Providers grew 65% over Q3FY16,” said Suresh Vasudevan, chief executive officer. “The differentiation of our Predictive Flash platform is driving market-share gains and strong win-rates. A single architecture across All Flash and Adaptive Flash arrays is designed to accelerate every enterprise application. Our cloud-based predictive analytics delivers unmatched reliability and radically simplifies operations for customers.”

“We continue to execute well against our financial and operational plan. Our Q3 revenue grew 26% from a year ago and 28% at constant exchange rates. Our year-over-year quarterly growth rate accelerated from the first half of the year. In particular, strong adoption of our AFAs resulted in larger deal sizes with >$250K deals growing 75% and >$100K deals growing 35% over the same quarter last year. As we look ahead, our priority is to drive revenue growth while delivering improvements in operating leverage,” said Anup Singh, chief financial officer.

Third Quarter Fiscal 2017 Financial Highlights:

•	Total revenue increased 26% to $102.0 million for the third quarter of fiscal 2017, up from $80.7 million in the third quarter of fiscal 2016.

GAAP Financial Highlights

•	GAAP gross margin for the third quarter of fiscal 2017 was 63.8% compared to 65.3% in the third quarter of fiscal 2016.

•	GAAP operating loss was $39.0 million for the third quarter of fiscal 2017, compared to a loss of $28.3 million in the third quarter of fiscal 2016.

•	GAAP net loss for the third quarter of fiscal 2017 was $39.3 million, or $0.45 per basic and diluted share, compared with a net loss in the third quarter of fiscal 2016 of $28.6 million, or $0.36 per basic and diluted share.

Non-GAAP Financial Highlights

•	Non-GAAP gross margin for the third quarter of fiscal 2017 was 66.0% compared to 66.9% in the third quarter of fiscal 2016.

•	Non-GAAP operating loss was $15.4 million for the third quarter of fiscal 2017, compared to a loss of $10.8 million in the third quarter of fiscal 2016.

•	Non-GAAP net loss for the third quarter of fiscal 2017 was $15.7 million, or $0.18 per basic and diluted share, compared with a net loss of $11.0 million in the third quarter of fiscal 2016, or $0.14 per basic and diluted share.

In computing non-GAAP financial measures, the effects of stock-based compensation, which is a recurring non-cash expense for the company, are excluded. The company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the fourth quarter of fiscal 2017, Nimble Storage expects:

•	Total revenue of $112.0 million to $115.0 million.

•	Non-GAAP operating loss of $11.0 million to $13.0 million.

•	Non-GAAP net loss of $0.13 to $0.15 per share, based on weighted average basic shares outstanding of approximately 88.0 million.

Business Highlights

•	Partnership with Lenovo to Transform the Data Center. This strategic partnership encompasses Lenovo flash-based storage and converged infrastructure solutions powered by Nimble. Lenovo and Nimble will enable the transformation of data center capabilities by delivering new levels of efficiency and scale, and slashing the time IT teams spend managing infrastructure.

•	Named a Leader in the 2016 Gartner Magic Quadrant for General-Purpose Disk Arrays. Nimble has been positioned furthest on the visionary axis in the Leaders quadrant. The report analyzes hybrid and solid-state arrays that support storage area network and network-attached storage protocols. This is the second consecutive year Nimble has been placed in the Leaders quadrant of the Gartner Magic Quadrant for General-Purpose Disk Arrays.

•	Released Aggressive Entry Point to All Flash Storage. The new Nimble AF1000 offers a full-featured all flash array with superior scalability, allowing customers to start small and scale non-disruptively up to 8PB at a substantially lower cost.

•	Introduced a New Generation of Adaptive Flash Arrays. The new portfolio consists of the CS1000, CS3000, CS5000 and CS7000, delivering up to 2X performance improvement and 40% lower cost of capacity compared to the previous generation of CS-Series Adaptive Flash arrays.

•	Nimble Storage Predictive Flash Becomes App-Centric. Nimble introduced a comprehensive suite of features that are optimized around fast and predictable application delivery, including Quality of Service and secure multi-tenancy. Nimble now also offers app-based pricing for Storage on Demand, providing a cloud-like pricing model where enterprises only pay for the storage consumed by each application. Additionally, Nimble now supports native persistent storage for Docker Containers, adding to the app-level granularity Nimble provides through VMware VVols and native support for OpenStack Clouds.

•	Enabling Cloud Service Providers to Enhance Offerings. Nimble announced a new Cloud Service Provider program, enabling cloud partners to increase competitive advantage by offering comprehensive premium services. New features for Cloud Service Providers allow them to offer premium app-centric services to their customers, including Quality of Service, secure multi-tenancy, and app-based Storage on Demand pricing.

•	Investment in Channel Ecosystem with SiteAnalyzer. Cloud-based SiteAnalyzer expands InfoSight Predictive Analytics by delivering deep visibility into non-Nimble end user environments, eliminating guesswork that can shorten the sales cycle.

•	OpenStack 8.0 Certification Completed. Nimble Predictive All Flash and Adaptive Flash arrays have been certified with Red Hat OpenStack Platform 8, ensuring that Nimble products and services are fully tested, supported, and certified to perform with Red Hat technologies.

•	Mark Stevens Named Vice President of EMEA. Stevens brings nearly 35 years of technical, sales and leadership experience to Nimble. He will draw from his extensive background in the enterprise storage space to accelerate enterprise and channel strategy across EMEA.

•	Nimble Storage Recognized for Exceptional Growth and Innovation.

•	2016 CRN Tech Innovator award presented to Nimble for the AF1000 All Flash array. This new entry-level all flash array from Nimble was recognized for being the most innovative storage product in the channel.

•	Deloitte’s 2016 Technology Fast 500 ranked Nimble 63 on its list for fastest growing companies in North America.

•	Computerworld Malaysia awarded Nimble the 2016 Readers Choice Award. A combination of price, performance, features, reliability and ease of use lead Nimble to earning the award for networked storage.

Conference Call Information

As previously announced, Nimble Storage will host a live question and answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the third quarter of fiscal year 2017.

Interested parties may access the call by dialing 877-719-9801 in the U.S. or 719-325-4762 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. Access the replay here.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. In computing these non-GAAP financial measures, the company excludes the effects of stock-based compensation, which is a recurring non-cash expense for the company. The company has provided reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of the Q4FY17 forward outlook for non-GAAP operating loss and non-GAAP net loss per basic and diluted share is not available without unreasonable efforts as the quantification of stock-based compensation expense requires additional inputs such as number of shares granted and market price, that are not ascertainable.

The company discloses these non-GAAP financial measures because they are key measures used by the company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including our current beliefs and expectations concerning our future financial results, market share and sales levels, business plans, strategy and objectives, competitive position, product performance and industry trends and environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance, which is inherently uncertain, unforeseen delays in product development or introduction, unknown errors or defects in our products, uncertainty around market acceptance of our solutions, including recently introduced products, our ability to increase sales of our solutions, our ability to increase average deal sizes and the contribution of large deals to our overall sales, our ability to attract and retain customers and to sell additional solutions to our existing customers and continue to add new customers, our ability to develop new solutions and bring them to market in a timely manner, our ability to work effectively with ecosystem partners to drive increased sales, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, changes in technologies, which could render our solutions less competitive, changes in the storage industry, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions and market uncertainty in light of current political developments in the U.S. and elsewhere, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither the company, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is the leader in predictive flash storage solutions. Nimble offers a predictive flash platform that gives users one of the industry’s fastest and the most reliable access to data. By combining predictive analytics with flash storage, IT teams radically simplify their operations. More than 9,450 customers across 50 countries rely on Nimble to power their businesses, on-premise and in the cloud. For more information, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack, Timeless Storage, Data Velocity Delivered, Unified Flash Fabric and NimbleConnect are trademarks or registered trademarks of Nimble Storage, Inc. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Elaine Gaudioso

408-514-3475

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenue:
Product	$81,300	$65,574	$227,300	$192,519
Support and service	20,741	15,153	58,269	39,605

Total revenue	102,041	80,727	285,569	232,124
Cost of revenue:
Product (1)	28,175	21,372	77,781	61,640
Support and service (1)	8,810	6,665	25,170	18,954

Total cost of revenue	36,985	28,037	102,951	80,594
Total gross profit	65,056	52,690	182,618	151,530
Operating expenses:
Research and development (1)	28,738	22,936	84,478	69,184
Sales and marketing (1)	64,944	49,853	187,066	142,156
General and administrative (1)	10,373	8,249	31,607	26,959

Total operating expenses	104,055	81,038	303,151	238,299

Loss from operations	(38,999)	(28,348)	(120,533)	(86,769)
Interest income, net	76	66	196	195
Other expense, net	(36)	(41)	(599)	(344)

Loss before provision for income taxes	(38,959)	(28,323)	(120,936)	(86,918)
Provision for income taxes	313	251	968	751

Net loss	$(39,272)	$(28,574)	$(121,904)	$(87,669)

Net loss per share, basic and diluted	$(0.45)	$(0.36)	$(1.44)	$(1.12)

Weighted-average shares used to compute net loss per share, basic and diluted	86,342	79,736	84,667	78,137

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$704	$265	$2,047	$1,470
Cost of support and service revenue	1,598	1,026	4,551	3,487
Research and development	7,301	4,888	21,220	16,957
Sales and marketing	9,624	9,132	29,964	28,632
General and administrative	4,372	2,219	12,227	10,290

Total stock-based compensation expense	$23,599	$17,530	$70,009	$60,836

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31, 2016	January 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$180,739	$211,160
Restricted cash, current	—	793
Accounts receivable, net	59,257	50,432
Inventories	20,394	15,994
Prepaid expenses and other current assets	7,840	5,212

Total current assets	268,230	283,591
Property and equipment, net	52,924	47,404
Intangible assets, net	1,111	—
Other long-term assets	735	754

Total assets	$323,000	$331,749

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,153	$24,330
Accrued compensation and benefits	19,635	19,325
Deferred revenue, current portion	65,635	54,580
Other current liabilities	11,650	8,933

Total current liabilities	131,073	107,168
Deferred revenue, non-current portion	68,093	60,265
Other long-term liabilities	7,427	8,708

Total liabilities	206,593	176,141

Commitments and contingencies
Stockholders’ equity:
Common stock	78	75
Additional paid-in capital	559,156	476,271
Accumulated other comprehensive loss	(916)	(731)
Accumulated deficit	(441,911)	(320,007)

Total stockholders’ equity	116,407	155,608

Total liabilities and stockholders’ equity	$323,000	$331,749

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(39,272)	$(28,574)	$(121,904)	$(87,669)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,897	4,047	16,475	10,985
Stock-based compensation expense	23,599	17,530	70,009	60,836
Loss on disposal of property and equipment	1	51	90	160
Provision (recoveries) for allowance for doubtful accounts	(22)	27	(3)	81
Allowance for inventory reserves	121	4	409	80
Changes in operating assets and liabilities:
Accounts receivable	(10,120)	(1,428)	(8,822)	(9,328)
Inventories	(2,652)	(941)	(6,654)	(2,580)
Prepaid expenses and other assets	(358)	(1,113)	(2,855)	(1,055)
Short term restricted cash	488	—	793	—
Accounts payable	7,202	2,816	8,972	6,124
Deferred revenue	6,674	7,545	18,883	31,003
Accrued and other liabilities	(2,868)	(3,068)	930	(5,172)

Net cash provided by (used in) operating activities	(11,310)	(3,104)	(23,677)	3,465
Cash flows from investing activities:
Purchase of property and equipment	(6,689)	(9,073)	(18,467)	(23,031)
Purchase of intangible asset	(938)	—	(938)	—
Change in restricted cash	—	1	(6)	5

Net cash used in investing activities	(7,627)	(9,072)	(19,411)	(23,026)
Cash flows from financing activities:
Proceeds from exercise of stock options, net of repurchases	1,124	1,245	2,725	6,488
Proceeds from issuance of stock under employee stock purchase plan	4,563	7,120	10,131	14,321
Excess tax benefit from employee stock plans	—	—	—	226

Net cash provided by financing activities	5,687	8,365	12,856	21,035
Foreign exchange impact on cash and cash equivalents	(229)	(31)	(189)	(156)

Net increase (decrease) in cash and cash equivalents	(13,479)	(3,842)	(30,421)	1,318
Cash and cash equivalents, beginning of period	194,218	213,554	211,160	208,394

Cash and cash equivalents, end of period	$180,739	$209,712	$180,739	$209,712

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended
	October 31, 2016	October 31, 2015

Revenue	$102,041	$80,727

GAAP gross margin	$65,056	$52,690
Stock-based compensation	2,302	1,291

Non-GAAP gross margin	$67,358	$53,981

GAAP gross margin %	63.8%	65.3%
Stock-based compensation %	2.2%	1.6%

Non-GAAP gross margin %	66.0%	66.9%

GAAP operating margin	$(38,999)	$(28,348)
Stock-based compensation	23,599	17,530

Non-GAAP operating margin	$(15,400)	$(10,818)

GAAP net loss	$(39,272)	$(28,574)
Stock-based compensation	23,599	17,530

Non-GAAP net loss	$(15,673)	$(11,044)

GAAP net loss per share, basic and diluted	$(0.45)	$(0.36)
Stock-based compensation	0.27	0.22

Non-GAAP net loss per share	$(0.18)	$(0.14)

Shares used to compute GAAP and Non-GAAP net loss per share	86,342	79,736